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Ropes & Gray                                                       EXHIBIT 10.31

                         BUCKEYE CELLULOSE CORPORATION

                               CREDIT AGREEMENT

                                Amendment No. 1


     This Agreement, dated as of April 25, 1996, is among Buckeye Cellulose Corporation, a Delaware corporation (the "Company"), the Subsidiaries of the Company party hereto, Fleet National Bank (formerly Fleet Bank of Massachusetts, N.A.), as agent (the "Agent") for the Lenders and SunTrust Bank, Central Florida, N.A., as co-agent (the "Co-Agent) for the Lenders. The parties agree as follows:

     1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of November 28, 1995, as in effect on the date hereof (the "Credit Agreement") prior to giving effect to this Agreement, among the Company, its Subsidiaries, the Lenders, the Agent and the Co-Agent. Terms defined in the Credit Agreement as amended by this Agreement (the "Amended Credit Agreement") and not otherwise defined herein are used herein with the meanings so defined.

     2. Amendment of the Credit Agreement.

          2.1. Amendment of Section 1.57. The definition of "Fleet" in Section
1.57 of the Credit Agreement is amended to read in its entirety as follows:

          "1.57. "Fleet" means Fleet National Bank."

          2.2. Amendment of Section 6.7. Section 6.7 of the Credit Agreement is amended by adding immediately after Section 6.7.3 a new Section 6.7.4 to read in its entirety as follows:

          "6.7.4. Letters of Credit issued by foreign financial institutions for the account of Foreign Subsidiaries in an aggregate face amount not exceeding $5,000,000 in the equivalent amount of United States Funds at any one time outstanding."

          2.3. Amendment of Section 6.9.5. Section 6.9.5 of the Credit Agreement is amended to read in its entirety as follows:

          "6.9.5. So long as immediately before and after giving effect thereto no Default exists, and so long as the Company (if the Company is party thereto) or a Guarantor (if the Company is not party thereto) is the surviving entity, the Company and its Subsidiaries may acquire another entity in the same line of business as the Company as described in Section 6.2.1 for a purchase price not exceeding, except with the consent of the Required Lenders:

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     (a) at all times when Consolidated Total Net Debt (calculated on a pro forma basis giving effect to the proposed acquisition) is less than 150% of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters (calculated on a pro forma basis giving effect to the proposed acquisition as if such acquisition had been consummated at the beginning of such period) for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2, $75,000,000 for any single acquisition and $75,000,000 in cumulative aggregate purchase price for all acquisitions permitted by this Section 6.9.5 during the period from the Initial Closing Date through the Final Maturity and

     (b) at all other times, $35,000,000 for any single acquisition and $50,000,000 in cumulative aggregate purchase price for all acquisitions permitted by this Section 6.9.5 during the period from the Initial Closing Date through the Final Maturity Date;

provided, however, that the (i) the acquisition must be approved by the target entity's board of directors, (ii) the Company must be in compliance with the Computation Covenants immediately after giving effect to such acquisition,
(iii) the acquired entity must not have any environmental liabilities which, after giving effect to such acquisition, would reasonably be expected to result in a Material Adverse Change and (iv) any Subsidiary acquired under this Section
6.9.5 shall guarantee the Credit Obligations, or a pledge of such Subsidiary's stock shall be furnished to the Agent under a Pledge Agreement in substantially the form of Exhibit 9.9 (each a "Pledge Agreement"), in either case as contemplated by Section 9.9."

     2.4. Amendment of Section 6.9. Section 6.9 of the Credit Agreement is amended by adding immediately after Section 6.9.9 a new Section 6.9.10 to read in its entirety as follows:

         "6.9.10. So long as immediately before and after giving effect thereto no Default exists, and so long as the Company (if the Company is party thereto) or a Guarantor (if the Company is not party thereto) is the surviving entity, the Company and its Subsidiaries may acquire Alpha Cellulose Corporation for a purchase price not exceeding $70,000,000 to be paid in cash; provided, however, that (a) the acquisition must be approved by the target entity's board of directors, (b) the Company must be in compliance with the Computation Covenants immediately after giving effect to such acquisition, (c) the acquired entity must not have any environmental liabilities which after giving effect to such acquisition, would reasonably be expected to result in a Material Adverse Change and (d) the acquired entity must guarantee the Credit Obligations as contemplated by Section 9.9."

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     3. Representation and Warranty. In order to induce the Agent and the
Co-Agent to enter into this Agreement, the Company represents and warrants to the Lenders that after giving effect to this Agreement, no Default will exist.

     4. General. The Amended Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of the Amended Credit Agreement and this Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns and all holders of any Note. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

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     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                             BUCKEYE CELLULOSE CORPORATION

                             By ????????????
                               ------------------------------------
                               Title: V.P. & Controller

                             BUCKEYE FLORIDA CORPORATION
                             BUCKEYE FOLEY CORPORATION

                             By ????????????
                               ------------------------------------
                               Title: Secty

                             BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                             By BUCKEYE FLORIDA CORPORATION,
                                its general partner

                             By ????????????
                               ------------------------------------
                               Title: Secty

                             FLEET NATIONAL BANK,
                             as Agent under the Credit Agreement

                             By
                               ------------------------------------
                               Vice President

                             SUNTRUST BANK, CENTRAL FLORIDA, N.A.,
                             as Co-Agent under the Credit Agreement

                             By
                               ------------------------------------
                               Vice President